INTERNET TECHNOLOGY AND LICENSING AGREEMENT

This Internet Technology and Licensing Agreement ("ITL Agreement" or "Agreement") dated 12/9/2019 is made and entered into by and among the FSST Dakota Coin Authority (the "Authority"), an unincorporated body politic of the Flandreau Santee Sioux Tribe, a federally-recognized Indian Tribe organized under the Indian Reorganization Act of 1934, as Amended (the "Tribe"), and Blockchain Consulting Group, LLC (the "Company"), a Nevada limited liability company.

RECITALS

WHEREAS, the Company conceptualized, developed, and founded the concepts, internal and external hardware, software, and all intellectual property relating to development, use, issuance and trading of a crypto-currency by governmental enterprises, specifically Tribal governments in the United States; and

WHEREAS, the Company identified and proposed the crypto-currency concept to the Tribe, who accepted the proposal and the business concepts and intellectual property to be governed by this Agreement, and memorialized its understanding is a April 26, 2019 dated Letter of Intent; and

WHEREAS, as a result of the Company's proposal, the Tribe desires to exercise its inherent sovereign rights as an independent sovereign government and conceptualize, issue and maintain a crypto-currency, coin, and/or token to be implemented throughout the Tribe's governmental and internal business infrastructure; and

WHEREAS, the Tribe has created the FSST Dakota Coin Authority as a wholly owned un-incorporated body politic for the purpose of managing the issuance and maintenance of a crypto-currency, coin, and/or token to be known as the DakotaCoin; and

WHEREAS, the Tribe desires the Authority to issue the DakotaCoin as the first initial coin offering ("ICO") registered and approved by the United States Securities and Exchange Commission (the "Securities Act") pursuant to the Securities Act of 1933, to be publicly traded in compliance with the Securities Exchange Act of 1934 (the "Securities and Exchange Act"); and

WHEREAS, the Authority desires to engage the Company to create, integrate and operate all the software necessary to enable and utilize the DakotaCoin within the Tribe's governmental and internal business infrastructure, as well as to manage such coin's creation, issuance, closing, and trading on behalf of, and as agent of, the Authority; and

WHEREAS, the Company has agreed to issue the Authority a Master License to the software necessary to carry out the intent of this Agreement, and which the Authority shall sublicense to other Tribe's which have contracted with the Company to perform services similar to those provided to the Authority hereunder; and

WHEREAS, the Company desires to provide services to Authority as described herein, and each of the Parties acknowledges the related licenses contained herein for the software necessary to accomplish the terms and conditions herein; and

WHEREAS, the Parties acknowledge, understand, and agree that that the activities undertaken by them pursuant to this Agreement is among the highest, and most powerful that can be made or exercised by a sovereign government such as the Tribe and Authority, and promotes the principles of self-governance, sovereignty, and self-sufficiency; and

NOW THEREFORE, in consideration of the terms, conditions, promises and covenants described herein, the receipt, sufficiency, and validity of which is hereby acknowledged, the Parties hereby agree as follows:

SECTION 1. ENGAGEMENT AND PROJECT OBJECTIVES

a. The Authority hereby engages Company for services described herein under "Scope and Manner of Services."

b. The Company hereby agrees to provide the Authority with such services in exchange for consideration described here under "Payment for Services Rendered" for the term of this Agreement and any extension whereof.

c. The Parties agree that the DakotaCoin will include two issuances which include a Security Coin and a Utility Coin.

d. All matters herein shall relate to the creation, use and maintenance of the infrastructure to utilize the DakotaCoin as well as the issuance and trading of the crypto-currency on behalf of the Authority.

e. The Authority will have the sole and exclusive right to determine the market price for each series or issuance of crypto-coin and/or currency and to accept the market price, the buyers and other terms and conditions upon which such crypto-coin and/or currency is offered and funds received by the Authority. The Project shall be as described in the whitepaper which is attached hereto as Exhibit A.

f. The virtual currency, coins, and/or tokens shall conform with applicable laws, rules, regulations, ordinances or judicial authority governing or otherwise relating to or arising out of pursuant of the Project as described herein, and the Agreements contained herein shall be conditioned upon such compliance.

g. The Parties covenant to obtain all such necessary federal, state and tribal approvals required to issue the crypto-currency, coin, and/or tokens to be issued pursuant to this agreement, including DakotaCoin. Such law shall include

registration with the SEC as an Initial Coin Offering ("ICO"). At this time, it is anticipated that such ICO shall be filed on a Form S-1.

h. Subject to the final determination of the Authority, the Parties anticipate that the DakotaCoin will be offered through an ICO registered by the SEC with an initial offering of not less than 300 million Tokens at a targeted offering price of twenty cents ($0.20). Once this initial offering is completed, the Parties agree to continue to issue tokens as required and agreed upon in writing. The target number of DakotaCoin Tokens to be issued in offerings is a total of 500 million Tokens.

i. It is the primary objective of the Parties to maximize the offering and market prices received for the virtual currency, coin and/or token, including the DakotaCoin, as well as to maintain the security and integrity of said coin and/or currency to the highest technological standards and degree that are available in the public marketplace for the term hereof.

SECTION 2. DEFINITIONS

a. "Authority" means the FSST Dakota Coin Authority.

b. "DakotaCoin" means a coin, token, and/or currency, including crypto-currency, issued by the Authority in the exercise of the Tribe's most supreme governmental and sovereign rights as a nation. DakotaCoin is a governmental trademark of the Tribe, and no other party.

c. "ICO" shall mean Initial Coin Offering, as defined by the SEC.

d. "License" means the license of software owned by Licensor.

e. "Licensed Software" means any object, licenses, intellectual property, and/or subject or items arising from or related thereto, all as provided by Licensor, and any portion of the software, translations and modifications, support materials and documents, and all permitted copies in human or machine readable form therefrom all as necessary to issue and integrate the crypto-coin within the Tribe's governmental and business infrastructure as well as to issue, maintain and trade said crypto-currency, coin, and/or token in such primary and secondary markets which maximize the value of the offering to the Authority (all being the specific "Licensed Software" product of Licensor contemplated by the terms of this Agreement), as well as all sub-license activities for other Tribe's to be able to perform similar functions.

f. "Licensee" means the Tribe or the Authority, or any entity created under the laws of the Flandreau Santee Sioux Tribe which may be delegated authority over the Tribe's internal business operation utilizing the Licensed Software for the purposes specifically set forth herein.

g. “Licensor” means the Company, its successors, and assigns.

h. “Net Offering Proceeds” means the gross proceeds received from the sale of any coin, token or crypto-currency developed and offered by the Authority in conjunction with Licensor, less (i) any organization and offering expenses as agreed upon by the Parties hereto, and less (ii) any liabilities of any kind or nature for which the Tribe or the Authority remain obligated thereon. License Fees paid pursuant to this Agreement shall be not considered items (i) or (ii).

i. “Project” means the development, issuance, and maintenance of the systems for trading, purchasing, selling, gifting, and transferring the crypto-coin, Security Token and Utility Token.

j. “SEC” means the United States Securities and Exchange Commission.

k. “Security Token” means a token or coin specific to the Tribe and issued as a security as part of the DakotaCoin issue.

l. “Tribe” means the Flandreau Santee Sioux Tribe.

m. "Use" means (a) use of the Licensed Software by Licensee for the benefit of Licensee in the ordinary course of its internal business operation; and (b) use and modification of the Licensed Software source code by the Licensee or its subcontractors for the purpose of modifying the Licensed Software for the benefit of and use by Licensee in the ordinary course of business operation.

n. “Utility Token” means a token or coin specific to the Tribe and issued as part of the DakotaCoin issue.

SECTION 3. SCOPE AND MANNER OF SERVICES TO BE RENDERED BY THE COMPANY TO AUTHORITY. The company shall provide, at a minimum, the following services, management, and executive direction as it pertains to the DakotaCoin Offering:

a. PROJECT AND BUSINESS CONCEPT

i. Serve as the Authority’s fiduciary agent for purposes of conceptualizing, authoring, developing, enabling, integrating and maintaining the infrastructure necessary to create, utilize and incorporate a virtual currency coin and/or token specific to the Tribe (the first of which shall be the DakotaCoin) on behalf of the Authority throughout the Tribe’s governmental and internal business infrastructure currently maintained within and/or throughout the Tribe’s various businesses.

ii. Serve as the Authority’s fiduciary agent to conceptualize, develop, offer, close, maintain, and trade virtual currency, coin and/or token, including the DakotaCoin, as an initial coin offering filed as, and under, an SEC

Form S-1 with the SEC, and approved pursuant to laws and regulations relating thereto, and manage and assist the Authority in trading virtual currency, coin and/or token, including the DakotaCoin, on both primary and secondary public markets all in conformance with the applicable provisions of the Securities and Exchange Act of 1934.

iii. Perform the services hereunder to the highest and best fiduciary standards necessary to achieve the primary objectives, and other matters of any type or nature whatsoever which are incidental to, or arise out of, or in connection with or in pursuit of the Authority's objectives.

iv. Transaction security and multi-party transaction integrity through blockchain structures and unique and proprietary blockchain technology developed by the Company;

v. Utility and store of value that serves the ongoing needs and affairs of the Tribe and Authority when the virtual currency, coin and/or token provides a controlled means to transact commercial activities on the Tribe's reservation and provide an underlying currency value and means of storing value within the Token;

vi. Necessary operational tenets and structures to support the overall activities of the virtual currency, coin and/or token including full integration into all transactions; and

vii. Provide all technical assistance necessary to allow the Authority to use and/or access and/or license the Ethereum blockchain or at least its equivalent to process and record transactions for a virtual currency, coin and/or token, including DakotaCoin.

b. TECHNOLOGY DEVELOPMENT

i. The Company shall maintain all licensed side codes provided to Authority from Company. These services shall include:

   i. All apps (Apple, Facebook, financial, and future upcoming Google+ and similar applications);

   ii. All technology provided by the Company to the Authority shall be browser-based;

   iii. All technology provided by the Company to the Authority shall be transferable from iPhone to iPad and to other mobile devices;

   iv. Coordinate with the Authority regarding all matters of development, issuance and maintenance of the Project;

v. Lead the development of future additions to the platform;

vi. Lead the execution of technology platforms, partnerships, and external relationships;

vii. Consult and advise on matters concerning research and development and project management.

viii. Anticipate and react to major technology changes to ensure the maintenance of leadership in the competitive landscape.

ii. Establish and abide by technical standards and ensure adherence for product development and operations.

c. SYSTEM ADMINISTRATION AND SERVER SECURITY

i. Invent, design, and implement servers and servers technology;

ii. Invent, design, and implement automated security to protect servers;

iii. Bring new technologies into traditional activities, such as creating an online banking and currency regulation ability;

iv. Bring higher level of efficiency to the servers through continuous design improvements;

v. Create a marketplace for online activities and develop new virtual activities;

vi. Create virtual and online events to bring investors into the system.

d. BUSINESS DEVELOPMENT SERVICES

i. Provide guidance to the operations team as needed;

ii. Oversee Information Services, Systems Administration and Server Security as needed.

e. CREATIVE

i. Provide all art and design for crypto-coin, as well as suggest art and design for Security and Utility Tokens;

ii. Provide Flash development in Authority-side applications including action-script coding;

iii. Create internet, TV, and print marketing materials for the marketing and selling of DakotaCoin;

iv. Lead creative sessions for project kick-offs;

v. Manage multiple design projects from concept through completion as required;

vi. Advise team members for the Authority, as necessary; and

vii. Provide quality control over design concepts and projects.

SECTION 4. CONSIDERATION FOR SERVICES RENDERED. The Authority shall remit to Company for services rendered according to the scheme below:

a. The Company shall enable the Authority with a master license (the "Master License") for the software which shall enable the Authority to develop, offer, trade and utilize the crypto-currency, coin, and/or tokens to be issued pursuant to this Agreement, including DakotaCoin. In addition, pursuant to such Master License, the Authority shall be entitled to offer and sell sub-licenses, either directly, or indirectly though the Company to any and all other Tribes or Tribe which contracts with the Company to offer a crypto-currency, coin and/or token. In exchange for the receipt of the Master License, the Authority shall pay, within thirty (30) days after such software becomes commercially available for use and sale, tested by a nationally recognized testing firm to be free of any defects and operating as commercially intended, the following Master Licensing Fees:

(i) For Security Coins, a master licensing fee equal to four hundred ninety nine thousand nine hundred ninety nine dollars ($499,999); and

(ii) For Utility Coins, a master licensing fee equal to three hundred thousand dollars ($300,000).

The Company shall charge each Tribe who contracts with the Company to assist such Tribe with the issuance of a crypto-currency, coin or token after the Authority's issuance the Authority's issuance a license fee substantially similar to those outlined above. The Master License granted to the Authority shall entitle the Authority to receive compensation from future sub-license sales by the Company in the amount of sixty percent (60%) of the total license fees received from any other Tribe contracting with the Company, until such time as the Authority has been reimbursed the sum of items (i) and (ii) of this Section 4.a.

b. The Authority will pay Company 49% of the remainder of the Net Offering Proceeds through the initial coin offering (ICO).

c. The Tribe shall be initially responsible for the attorney's fees and expenses, as well as disbursements related to the filing of the ICO, on a form S-1, and for

subsequent responses and correspondence required for the S-1 to be determined effective by the SEC. Prior seventy two (72) hours before any of the banks are to forward any proceeds of an offering to either the Authority or the Company, the Parties shall meet, confirm and mutually agree on those fees and expenses which are to be considered organizational and offering expenses and reimbursed from the Net Offering Proceeds prior to any disbursements to the Authority or the Company.

d. In consideration for such payments, with respect to any and all Tribes issuing ICOs utilizing the services of the Company after the initial ICO by the Authority, the Authority will be entitled to payment of ten (10%) of Net Offering Proceeds.

e. As necessary, the Company has the right to notify the Authority of any discrepancy in payments described above, or if payment has not been received. The Company has the right to initiate an audit, at the Company's expense, of revenue received pursuant to this Agreement.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE LICENSOR. Licensor and Service Provider hereby represent and warrant to the Authority as follows:

(a) General. Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada; has the requisite corporate power, authority and capacity to own assets and to carry on its business as presently conducted; and have the resources required to fulfil its obligations hereunder.

(b) Acquisition of Licensed Software. The Licensed Software and the rights conveyed hereunder was acquired by the Company from Vibe Media Management Group, LLC, which is a company owned by an officer/director of the Licensor, or was otherwise developed solely by the Company.

(c) Encumbrances. The Licensed Software is and shall remain free and clear of all liens, claims, encumbrances, securities interest and equities of any kind or nature by or through the Company or any person claiming by or through the Company.

(d) Right to Use. Company warrants to the Authority that: (i) Company has all rights necessary to provide the Licensed Software, Documentation and other materials to the Authority and to perform the services as specified in this Agreement and warrants that the Licensed Software, Documentation and services are free of all liens, claims, encumbrances and other restrictions; (ii) Company will not violate any agreements with any third party as a result of performing its obligations under this Agreement, (iii) the Licensed Software, Documentation, and services furnished by Company and the Authority's use of the same hereunder do not violate or infringe any patent, trademark, copyright, trade secret, or other proprietary right of any third party; (iv) the Authority shall be entitled to use and enjoy the benefit of the Licensed

Software, Documentation and services, subject to and in accordance with this Agreement; (v) there are neither pending nor threatened, nor to the best of Licensor's knowledge contemplated, any suits proceedings or actions or claims which would materially affect or limit the rights granted to the Authority under this Agreement; and (vi) the Authority's use and possession of the Licensed Software, Documentation, and services hereunder shall not be adversely affected, interrupted or disturbed by Company or any entity asserting a claim under or through Company.

(a) Performance in accordance with Specifications. Company warrants that: (i) all tangible portions of the Licensed Software and services shall be free from any defects in materials and workmanship and the Software shall conform to and operate in accordance with the Documentation provided to the Authority by Company hereunder and such other descriptions and materials as are attached, described and/or provided under this Agreement and (ii) the Documentation and other materials provided by Company hereunder shall faithfully and accurately reflect the Licensed Software provided to Tribe hereunder. Company shall provide the Authority with notice of all known problems, defects, errors or nonconformities in the Licensed Software and/or Documentation, as such problems, defects, errors or nonconformities become known or are reported to Company (as well as any remedial action, if any). Company shall promptly correct any such problems, defects, errors or nonconformities or develop a work-around, patch or other fix for such problems, defects, errors or nonconformities and shall provide same to the Authority.

(b) No Malicious Code, Unauthorized Access. Company warrants that Company has tested and protected the Licensed Software against viruses and other harmful elements designed to disrupt the orderly operation of, or impair the integrity of data files resident on, any data processing system and that the Software shall not contain any such virus or other element. Company represents and warrants that the Licensed Software shall not contain any computer code that is intended to: (i) disrupt, disable, harm, or otherwise impede in any manner, including aesthetic disruptions or distortions, the operation of the Licensed Software, or any other associated software, firmware, hardware, computer system or network or (ii) permit unauthorized access to the Licensed Software, or any other similar harmful, malicious or hidden procedures, routines or mechanisms which could cause such programs to cease functioning or to damage or corrupt data, storage media, programs, equipment or communications, or otherwise interfere with the Tribe's operations. Licensor will ensure that none of the preceding are introduced within the Authority's servers as a result of the Licensed Software. Additionally, Company: (i) shall provide timely information about technical vulnerabilities related to the Licensed Software and guidance regarding the Licensed Software's exposure to such technical vulnerabilities, and (ii)

warrants that it will take appropriate measures, including but not limited to testing the Licensed Software, to ensure that the risks associated with such technical vulnerabilities have been mitigated.

SECTION 6. AUTHORITY RESPONSIBILITIES, REPRESENTATIONS, AND WARRANTIES. In furtherance of the objectives of this agreement, the authority shall:

a. The Authority shall allow Company to identify and pursue business opportunities with other federally recognized Indian tribes to conduct business with the Company, to which the Tribe will also benefit.

b. The Authority is responsible to inform and deliver to the Company a copy of all payment agreements and/or clearinghouse agreements with any banks or entities in the United States, or internationally, and make sure these entities acknowledge one' are aware of this Agreement.

c. The Tribe is a federally recognized Indian tribe pursuant to a determination of the Assistant Secretary Indian Affairs and published in the Federal Register. The Authority was validly created by tribal resolution to effectuate the specific purposes necessary to carry out this agreement.

d. The Authority is a nontaxable entity for purposes of federal and state income taxation.

e. The limited waiver of sovereign immunity of the Authority (including the related agreements to submit claims to binding arbitration) in Section 10 is in compliance with all applicable Laws, is irrevocable, is valid and legally binding on the Borrower and is enforceable against the Authority in accordance with its terms without further action or consent by any Person.

f. Neither the Tribe nor the Authority will not create a subsidiary which conducts any portion of the Business, or acquire any business which would constitute a subsidiary which conducts any portion of the Business.

SECTION 7. SOFTWARE LICENSE

a. Licensor hereby grants to Licensee a non-exclusive, irrevocable, perpetual, and worldwide master license to use for Licensee's own internal purposes as to the Licensed Software and to incorporate such Licensed Software into its internal business operations. Further, Licensor grants to Licensee an exclusive right through the master license to license other Tribes who contract with the Company to issue crypto currency, coins or tokens. For the latter right, the Licensee shall be entitled to the compensation set forth in Section 4 above.

b. The rights granted by Licensor to Licensee include the right to use, or otherwise commercially exploit the Licensed Software for the benefit and use of Licensee in the ordinary course of its internal business operation.

c. Licensee agrees to include in the documentation of any internal business operation an acknowledgement of the authorship by Licensor of the Licensed Software.

d. Limitation on Licensee's Use.

   i. Licensor holds all right, title, and interest in and to all copyrights, trade secrets, and other proprietary rights in the Licensed Software.

   ii. Licensee shall not sell or otherwise transfer the Licensed Software except as provided herein.

e. Except as relates to the Licensee's ability to sublicense its master software license to other Tribes as described herein, Licensee represents that it is not the intent of Licensee to use the Licensed Software to produce or recreate the Licensed Software for the purposes of resale or distribution to any third party, in any market location.

f. Third Parties and Principal Business Location.

   i. Licensee shall not permit any third party to use the Licensed Software unless in conjunction with its internal business operation or through its relationship with the Company.

   ii. Licensee may use the Licensed Software only within its service area and for the principal business of Licensee. Each sublicense shall permit other Tribes to offer the Licensed Software only within their service area and for the principal business of Sub-Licensee.

SECTION 8. DELIVERY AND ACCEPTANCE TESTING

Delivery. Licensee hereby acknowledges that Licensor has agreed to make delivery of the Licensed Software and other required materials and gateways on or before the day which is five (5) business days following any successful closing of the crypto, coin, currency or token by the Parties hereto.

a. Acceptance Testing. The Licensed Software has been tested by Licensee to determine that the program performs according to Licensor's general descriptions of its capabilities. The license fee is nonrefundable, provided that (i) the Company is not in breach hereof, (ii), that the Licensed Software is operating as it should and/or as described herein, and (iii) the licensing fees are due and owing to Company hereunder.

SECTION 9. TERM

The term of this ITL Agreement ("Term") shall be for six years eleven months (6 years, 11 months) from the date of execution hereof. This ITL Agreement shall automatically renew for additional Terms of equal length to the initial Term unless the Parties mutually agree to modify the Term of this Agreement. The term for the license of software, however, will be perpetual.

SECTION 10. APPLICABLE LAW, FORUMN SELECTION, AND LIMITED WAIVER OF SOVEREIGN IMMUNITY.

a. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of South Dakota without giving effect to its conflicts-of-laws principles (other than any provisions thereof validating the choice of the laws of the court of competent jurisdiction).

b. The Parties hereby submit to the personal jurisdiction of the state courts of the State of South Dakota, and to the personal jurisdiction of the United States Federal courts located within the State of South Dakota.

c. Venue shall be proper in the state trial courts located in Minnehaha County, South Dakota and in the United States District Court for the District of South Dakota located in Sioux Falls, SD.

d. THE AUTHORITY REPRESENTS AND WARRANTS THAT IT HAS THE LEGAL AUTHORITY TO ENTER INTO THIS AGREEMENT AND TO WAIVE SUCH SOVEREIGN IMMUNITY AS IT MAY HAVE AS A SOVEREIGN ENTITY ON BEHALF OF THE FLANDREAU SANTEE SIOUX TRIBE. THE AUTHORITY HEREBY WAIVES SUCH SOVEREIGN IMMUNITY AS IT MAY HAVE FOR ANY ACTION TO ENFORCE, OR SEEK DAMANGES PURSUANT TO, THIS AGREEMENT, IN THE STATE AND FEDERAL COURTS NOTED IN SECTION 19(c) HERETO, FOR THE SOLE AND EXCLUSIVE PURPOSE OF ADJUDICATING A DISPUTE ARISING FROM THIS AGREEMENT. THE AUTHORITY FURTHER WAIVES ANY CLAIM OR DEFENSE THAT COMPANY MUST FIRST EXHAUST ITS TRIBAL REMEDIES BEFORE INITIATING SUCH ACTION. THE PARTIES AGREE THAT ALL DISPUTES ARISING FROM THIS AGREEMENT OR ITS SUBJECT MATTER SHALL BE BROUGHT IN THE ABOVE-IDENTIFIED COURT, AND NEITHER PARTY SHALL SEEK TO ADJUDICATE SUCH DISPUTE IN THE TRIBAL COURTS OF THE FLANDREAU SANTEE SIOUX TRIBE.

SECTION 11. TERMINATION. The parties agree that given that uncertainty concerning the legality and regulation of virtual currency, blockchain technologies, and virtual currency exchanges, the Parties agree that they may terminate this Agreement without penalty should any of the following occur:

a. If an agency of the federal government issue a warning or take enforcement action against the Project or Disallow issuance of the crypto-currency, coin and/or token, and/or

b. If blockchain technology becomes unavailable to the Tribe, the Authority, or the Company.

c. The Authority may terminate this Agreement without penalty in the event it determines, in its whole and absolute discretion, that the transactions described herein are likely to have a material adverse effect on its government, operations, enterprises, businesses, assets, or prospects.

SECTION 13. EXCLUSIVITY.

The Authority shall receive the sole and exclusive right to conceptualize, develop, sponsor, license, offer, trade and/or accept the proceeds therefrom any crypto-currency, coin, and/or token to be offered or sponsored by or on behalf of any Tribe as it and the Company may determine. The Authority hereby appoints the Company as the exclusive agent of the Authority to perform the duties and functions, and to receive the compensation set forth herein. Provided that the Authority receives the ten percent (10%) compensation from other Tribe's as set forth in section 4.d, the Company shall be entitled to conduct business with other Tribes as it may determine.

SECTION 14. MISCELLANEOUS PROVISIONS

a. Key Personnel. The Authority agrees that it will acquire key personnel from, or recommended by, the Company and make them part of the Authority's support staff, including paying all relevant salaries and other benefits afforded employees of the Flandreau Santee Sioux Tribe.

b. Future Development. For all future development of Tribal crypto-currency, coin and/or token, including DakotaCoin, the parties hereto agree to mutually agree on terms under separate agreements concerning content development.

c. Clearinghouse Agreement. For the purpose of distributing and transferring revenues and funds received for and from DakotaCoin, the Parties will retain a third party resource in Sioux Falls, SD, which or who the Parties mutually agree upon.

d. On-Off Switch. The Parties agree to work together in good faith to resolve matters that may arise between them, including any breach of agreement. For the purposes of resolving disputes without court actions, the Parties agree that mediation will utilized for thirty days with Michael Schaeffer Esq., in Sioux Falls, SD. If after thirty days ("Cure Period"), the Parties have not resolved their issue, the matter may be referred to a court of competent jurisdiction within the State of South

Dakota, as noted below. If the disputed matter relates to a change of the payment schedule and/or amount to the Company, following a period which is seventy-two hours after the Cure Period, the Company may issue a late payment notice to the Authority. Non-resolution of such an issue following the seventy-two hours following the Cure Period may result in either Party exercising their right to use the On-Off-Switch.

e. Recitals. The recitals are hereby incorporated into this agreement by reference, as if fully set forth herein.

f. Entire Agreement. It is understood and agreed that this Agreement, including all Schedules hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all proposals, prior agreements, undertakings, communications, negotiations and discussions with respect to the subject matter hereof whether oral or written.

g. Waiver. No waiver of or consent to depart from the requirements of any provision of this Agreement shall be binding against either party unless it is in writing and is signed by the party giving it. The failure of either party to exercise, and any delay of either party in exercising, any of its rights hereunder, in whole or in part, shall not constitute or be deemed a waiver or forfeiture of such rights, neither in the specific instance nor on a continuing basis. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

h. Amendments. No supplement, modification, amendment or waiver of this Agreement shall be binding on the parties except when made in writing and when signed by duly authorized representatives of the parties. If the parties agree in writing to amendments and/or schedules of this Agreement that contradict with the provisions in the main body of this Agreement, the amendments or the schedules will prevail.

i. Severability of Provisions. The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any provisions or covenant hereof or herein contained and any such invalid provision or covenants shall be deemed to be severable.

j. Notice. Any notice, demand or other communication (in this Section, a "notice") required or permitted to be given or made hereunder will be in writing and will be sufficiently given or made if:

    i. delivered in person during normal business hours of the recipient on a Business Day and left with a receptionist or other responsible employee of the recipient.. For the purposes of this Agreement, "Business Day" means any day of the week except Saturday, Sunday or any statutory or civic holiday observed in the jurisdiction in which any party to this Agreement

maintains its business office for the purposes of receipt of notices under this Agreement;

ii. except during any period of actual or imminent interruption of postal services due to strike, lockout or other cause, sent by registered mail; or

iii. sent by facsimile transmission, or by email if receipt is confirmed by the sender's email system:

1. if to Company, to:

BLOCKCHAIN CONSULTING GROUP, LLC
3556 EAST RUSSELL RD 2ND FL
LAS VEGAS, NV, 89120 - 2234, USA

2. if to Authority, to:

DAKOTA COIN AUTHORITY
OFFICE OF THE PRESIDENT
POST OFFICE BOX 283
603 W. BROAD AVENUE
FLANDREAU, SOUTH DAKOTA 57028

With a copy to:

FRED ASSAM, P.C.
3817 SLATEN PARK DRIVE
SIOUX FALLS, SOUTH DAKOTA 57103
FRED.ASSAM@SIO.MIDCO.NET

iv. Each notice sent in accordance with this Section will be deemed to have been received:

1. on the day it was delivered;

2. on the third Business Day after it was mailed (excluding each day on which there is any interruption of postal services due to strike, lockout or other cause); or

3. on the same day that it was sent by facsimile transmission or email provided that it was sent during normal business hours of the recipient on a Business Day, otherwise, on the first Business Day thereafter.

v. Contact information for notice may be changed by giving notice in accordance with this Section.

k. 25 U.S.C. § 81. Nothing herein is intended, nor shall it be deemed, to encumber any interest in Indian lands within the meaning of 25 U.S.C. § 81, and no interpretation shall be given to any Document which would have the effect of such encumbrance.

l. Advice from Independent Counsel. The parties hereto understand that this Agreement is a legally binding agreement that may affect such party's rights. Each party hereto represents to the others that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

m. Indian Trader Statutes. The Parties agree that this acknowledges that Company is an Indian Trader within the provisions of 25 U.S.C. sections 261, 262, 263, and 264, the Indian Trader Statutes, and the regulations promulgated pursuant thereto. The issuance of a license by the Bureau of Indian Affairs is not a condition of this agreement, and the Flandreau Santee Sioux Tribe shall issue a business license to the same effect.

n. Location of Contract. The Parties acknowledge that this agreement was made and entered into on the Flandreau Santee Sioux Reservation for sales of goods and services with the Flandreau Santee Sioux Tribe, and/or its subsidiary, the Authority.

SECTION 15. SIGNATURES. IN WITNESS OF THEIR AGREEMET TO THE TERMS ABOVE, THE PARTIES OR THEIR AUTHORIZED AGENTS HEREBY AFFIX THEIR SIGNATURES ON THE DATE ABOVE-WRITTEN.

BLOCKCHAIN CONSULTING GROUP, LLC

DATE: 12/9/2019

By: DocuSigned by: Fred Khalifa khalilian
FRED KHALILIAN (KHALIFA)
CHAIRMAN OF THE BOARD

By: DocuSigned by: Peter Nguyen
PETER NGUYEN
CHIEF EXECUTIVE OFFICER

DAKOTA COIN AUTHORITY

DATE: 12/9/2019

By: DocuSigned by:
ANTHONY REIDER, PRESIDENT
Dakota Coin Authority
603 W. Broad Ave.
Flandreau, SD 57028

By DocuSigned by:
ANDREW WESTON, VICE PRESIDENT
Dakota Coin Authority
603 W. Broad Ave.
Flandreau, SD 57028

[END OF DOCUMENT]